Exhibit 4.6.3

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

made by

SALLY BEAUTY (CANADA) CORPORATION

and

BEAUTY SYSTEMS GROUP (CANADA), INC.

and

SALLY BEAUTY CANADA HOLDINGS INC.

and

certain of their respective Subsidiaries

in favour of

MERRILL LYNCH CAPITAL CANADA INC.,

as Canadian Agent and Canadian Collateral Agent

Dated as of November 16, 2006

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

Table of Contents

SECTION 1	DEFINED TERMS	2

1.1	Definitions.	2
1.2	Other Definitional Provisions.	8

SECTION 2	GUARANTEE	9

2.1	Guarantee.	9
2.2	No Subrogation.	10
2.3	Amendments, etc. with respect to the Obligations.	10
2.4	Guarantee Absolute and Unconditional.	11
2.5	Reinstatement.	12
2.6	Payments.	13

SECTION 3	GRANT OF SECURITY INTEREST	13

3.1	Grant.	13
3.2	Pledged Collateral.	14
3.3	Certain Limited Exceptions.	14

SECTION 4	REPRESENTATIONS AND WARRANTIES	16

4.1	Representations and Warranties of Each Guarantor.	16
4.2	Representations and Warranties of Each Grantor.	16
4.3	Representations and Warranties of Each Pledgor.	19

SECTION 5	COVENANTS	20

5.1	Covenants of Each Guarantor.	20
5.2	Covenants of Each Grantor.	20
5.3	Covenants of Each Pledgor.	24

SECTION 6	REMEDIAL PROVISIONS	26

6.1	Certain Matters Relating to Accounts.	26
6.2	Communications with Obligors; Grantors Remain Liable.	27
6.3	Pledged Stock.	28
6.4	Proceeds to be Turned Over to the Canadian Collateral Agent.	29
6.5	Application of Proceeds.	29
6.6	PPSA and Other Remedies.	29
6.7	Registration Rights.	31
6.8	Waiver; Deficiency.	32

SECTION 7	THE CANADIAN COLLATERAL AGENT	32

7.1	Canadian Collateral Agent’s Appointment as Attorney-in-Fact, etc.	32

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

7.2	Duty of Canadian Collateral Agent.	34
7.3	Financing Statements.	34
7.4	Authority of Canadian Collateral Agent.	35
7.5	Right of Inspection.	35

SECTION 8	NON-LENDER SECURED PARTIES	35

8.1	Rights to Collateral.	35
8.2	Appointment of Agent.	36
8.3	Waiver of Claims.	37

SECTION 9	MISCELLANEOUS	37

9.1	Amendments in Writing.	37
9.2	Notices.	37
9.3	No Waiver by Course of Conduct; Cumulative Remedies.	38
9.4	Enforcement Expenses; Indemnification.	38
9.5	Successors and Assigns.	39
9.6	Set-Off.	39
9.7	Counterparts.	39
9.8	Severability.	39
9.9	Section Headings.	40
9.10	Integration.	40
9.11	GOVERNING LAW.	40
9.12	Submission to Jurisdiction; Waivers.	40
9.13	Acknowledgments.	41
9.14	WAIVER OF JURY TRIAL.	41
9.15	Additional Granting Parties.	41
9.16	Releases.	41
9.17	Judgment Currency.	42
9.18	Attachment of Security Interest.	43
9.19	Copy of Agreement; Verification Statement.	43
9.20	Amalgamation.	43
9.21	Joint and Several Liability.	44
9.22	Language.	44
9.23	No Implicit Subordination.	44

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 16, 2006, made by Sally Beauty (Canada) Corporation (“Sally Canada”), a Nova Scotia unlimited liability company, Beauty Systems Group (Canada), Inc. (“Beauty Canada”), a New Brunswick corporation, Sally Beauty Canada Holdings Inc. (the “Canadian Parent”), a Delaware corporation, and certain Subsidiaries of the Canadian Borrowers in favour of Merrill Lynch Capital Canada Inc., as Canadian collateral agent (in such capacity, the “Canadian Collateral Agent”) and Canadian administrative agent (in such capacity, the “Canadian Agent”) for the banks and other financial institutions (collectively, the “Lenders”; individually, a “Lender”) from time to time parties to the Credit Agreement described below.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Credit Agreement”), among Sally Holdings LLC (in its specific capacity as Parent Borrower, together with its successors and assigns, the “Parent Borrower”), Beauty Systems Group LLC, Sally Beauty Company LLC and any Canadian Borrower party thereto from time to time (collectively, together with their respective successors and assigns, the “Borrowers”), Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (the “Collateral Agent”), the Canadian Agent, the Canadian Collateral Agent, the Lenders and the other parties thereto, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes Holdings, the Borrowers, the Parent Borrower’s other Domestic Subsidiaries that are party to the Credit Agreement and any other Subsidiary of the Parent Borrower that becomes a party hereto from time to time after the date hereof;

WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that Sally Canada, Beauty Canada and the Canadian Parent (collectively, the “Granting Parties”) shall execute and deliver this Agreement to the Canadian Collateral Agent for the benefit of the Secured Parties (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Canadian Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Granting Party hereby agrees with the Canadian Collateral Agent, for the rateable benefit of the Secured Parties (as defined below), as follows:

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

SECTION 1 DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms that are defined in the PPSA (as in effect on the date hereof) are used herein as so defined: Accounts, Chattel Paper, Documents of Title, Equipment, Fixtures, Goods, Intangibles, Inventory, Money and Securities;

(b) The following terms shall have the following meanings:

“Accounts”: all accounts (as defined in the PPSA) of each Grantor, including, without limitation, all Accounts (as defined in the Credit Agreement) and Accounts Receivable of such Grantor.

“Accounts Receivable”: any right to payment for goods sold or leased or for services rendered, which is not evidenced by an Instrument or Chattel Paper.

“Agreement”: this Canadian Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Applicable Law”: as defined in Section 9.8 hereto.

“Bank Products Agreement”: any agreement pursuant to which a bank or other financial institution agrees to provide treasury or cash management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts and interstate depository network services).

“Bankruptcy Case”: (i) Holdings or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, Canadian or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver-manager, interim receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

“Beauty Canada”: as defined in the preamble hereto.

“Borrower Obligations”: with respect to any Canadian Borrower, the collective reference to: all obligations and liabilities of such Canadian Borrower in respect of the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Canadian Facility

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

Revolving Credit Loans and Reimbursement Obligations with respect to Canadian Facility Letters of Credit and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Canadian Facility Revolving Credit Loans, the Reimbursement Obligations with respect to Canadian Facility Letters of Credit, and all other obligations and liabilities of such Canadian Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Canadian Facility Revolving Credit Loans, the Canadian Facility Letters of Credit, the other Loan Documents, any Interest Rate Protection Agreement, Permitted Hedging Arrangement or Bank Products Agreement entered into with any Person who was at the time of entry into such agreement a Lender or an affiliate of any Lender, any Guarantee Obligation of any Canadian Borrowers or any of their Subsidiaries as to which any Secured Party is a beneficiary, the provision of cash management services by any Lender or an Affiliate thereof to a Canadian Borrower or any Subsidiary thereof, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with the provision of such cash management services or a termination of any transaction entered into pursuant to any such Interest Rate Protection Agreement or Permitted Hedging Arrangement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Canadian Agent or any other Secured Party that are required to be paid by such Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).

“Borrowers”: as defined in the recitals hereto.

“Canadian Agent”: as defined in the preamble hereto.

“Canadian Collateral Agent”: as defined in the preamble hereto.

“Canadian Borrowers”: Sally Canada and Beauty Canada.

“Canadian Parent”: as defined in the preamble hereto.

“Collateral”: as defined in Section 3; provided that, for purposes of subsection 6.5, Section 8 and subsection 9.16(b), “Collateral” shall have the meaning assigned to such term in the Credit Agreement.

“Collateral Account Bank”: [•], an Affiliate thereof or another bank which at all times is a Lender as selected by the relevant Grantor and consented to in writing by the Canadian Collateral Agent (such consent not to be unreasonably withheld or delayed).

“Collateral Proceeds Account”: shall mean a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the Collateral Account Bank in the name, and in the sole dominion and control of, the Canadian Collateral Agent for the benefit of the Secured Parties.

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

“Commitments”: the collective reference to (i) each Canadian Facility Lender’s obligation to make Canadian Facility Revolving Credit Loans pursuant to the Credit Agreement and (ii) the obligation of the Canadian Facility Issuing Lender to issue Canadian Facility Letters of Credit to the Canadian Borrowers pursuant to subsection 3.1 of the Credit Agreement.

“Contracts”: with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof (except for contracts listed on Schedule 6 hereto), to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Copyright Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Canadian copyright of such Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, any material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian and foreign copyrights, whether or not the underlying works of authorship have been published or registered, all Canadian and foreign copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

“Credit Agreement”: as defined in the recitals hereto.

“Excluded Assets”: as defined in Section 3.3.

“General Fund Account”: the general fund account of the relevant Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.

“Granting Parties”: as defined in the recitals hereto.

“Grantor”: the Canadian Borrowers and any Subsidiary of any Canadian Borrower that becomes a party hereto from time to time after the date hereof.

“Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) the Obligations guaranteed by such Guarantor pursuant to Section 2 and (ii) all obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement or any other Loan

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

Document to which such Guarantor is a party, any Interest Rate Protection Agreement, Permitted Hedging Arrangement or Bank Products Agreement entered into with any Person who was at the time of entry into such agreement a Lender or an affiliate of any Lender, any Guarantee Obligation of a Canadian Borrower or any of its Subsidiaries as to which any Secured Party is a beneficiary, the provision of cash management services by any Lender or an Affiliate thereof to a Canadian Borrower or any Subsidiary thereof, or any other document made, delivered or given in connection therewith of such Guarantor, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Canadian Agent, to the Other Representatives or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”: the collective reference to each Granting Party.

“Holdings”: Sally Investment Holdings LLC.

“Industrial Design License”: with respect to any Grantor, all written agreements, now or hereafter in effect, granting to any third party that is not an Affiliate or a Subsidiary of the Parent Borrower any right to make, use or sell any Industrial Design, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any Industrial Design, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Industrial Designs”: all of the following, now owned or hereafter acquired by any Grantor: (a) all industrial designs, design patents and other designs that the Grantor now or hereafter owns or uses, including but not limited to all industrial designs, design patents and other designs listed on Schedule 5 hereto and all renewals and extensions thereof, (b) all registrations and recordings thereof and all applications that have been or shall be made or filed Canada or any other country or political subdivision thereof and all records thereof and all reissues, extensions or renewals thereof, and (c) all common law and other rights in the above.

“Instruments”: has the meaning specified in the PPSA, but excluding the Pledged Securities.

“Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licences.

“Intercompany Note”: with respect to any Grantor, any promissory note in a principal amount in excess of $3,000,000 evidencing loans made by such Grantor to Holdings or any of its Subsidiaries.

“Inventory”: with respect to any Grantor, all inventory (as defined in the PPSA) of such Grantor, including, without limitation, all Inventory (as defined in the Credit Agreement) of such Grantor.

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

“Issuers”: the collective reference to the Persons identified on Schedule 2 as the issuers of Pledged Stock, together with any successors to such companies (including, without limitation, any successors contemplated by subsection 8.2 of the Credit Agreement).

“Lender”: as defined in the preamble hereto.

“Non-Lender Secured Parties”: the collective reference to any person who, at the time of entering into any Interest Rate Protection Agreement or Permitted Hedging Arrangement or Bank Products Agreement secured hereby, was a Lender or an affiliate of any Lender and their respective successors and assigns.

“Obligations”: (i) in the case of each Canadian Borrower, its Borrower Obligations and (ii) in the case of each other Guarantor, its Guarantor Obligations.

“Parent Borrower”: as defined in the recitals hereto.

“Patent Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any patent, patent application or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian and foreign patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

“Pledged Collateral”: as to any Pledgor, the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.

“Pledged Notes”: with respect to any Pledgor, all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares of Capital Stock required to be pledged by

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

such Pledgor pursuant to subsection 7.9 of the Credit Agreement, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Issuer that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect.

“Pledgor”: the Canadian Parent (with respect to the Pledged Stock of the Canadian Borrowers) and each other Granting Party (with respect to Pledged Securities held by such Granting Party and all other Pledged Collateral of such Granting Party).

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Proceeds”: all “proceeds” as such term is defined in the PPSA and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Restrictive Agreements”: as defined in subsection 3.3(a).

“Sally Canada”: as defined in the preamble hereto.

“Secured Parties”: the collective reference to (i) the Canadian Agent, the Canadian Collateral Agent and each Other Representative, (ii) the Canadian Facility Lenders (including, without limitation, the Canadian Facility Issuing Lender), (iii) with respect to any Interest Rate Protection Agreement, Permitted Hedging Arrangement or Bank Products Agreement with a Canadian Borrower or any of its Subsidiaries, any counterparty thereto that, at the time such agreement or arrangement was entered into, was a Lender or an Affiliate of any Lender, and (iv) their respective successors and assigns and their permitted transferees and endorsees.

“Security Collateral”: with respect to any Granting Party, means, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such Granting Party.

“Specified Asset”: as defined in subsection 4.2.2 hereof.

“Trade Secret Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

“Trade Secrets”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trade-mark Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any trade-marks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trade-marks”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian and foreign Trade-marks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, Trade-mark and service mark registrations, and applications for Trade-mark or service mark registrations (except for “intent to use” applications for Trade-mark or service mark registrations filed and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the Canada, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such Trade-mark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

1.2 Other Definitional Provisions.

(a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

(d) All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.

SECTION 2 GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Canadian Agent for the rateable benefit of the applicable Secured Parties, the prompt and complete payment and performance by each Canadian Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of such Canadian Borrower owed to the applicable Secured Parties.

(b) The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Canadian Facility Revolving Credit Loans, any Reimbursement Obligations with respect to Canadian Facility Letters of Credit, all other Borrower Obligations then due and owing, and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement any of the Canadian Borrowers may be free from any Borrower Obligations, or (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the Credit Agreement.

(c) No payment made by any Canadian Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Canadian Agent or any other Secured Party from any of the Canadian Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of any of the Borrower Obligations), remain liable for the Borrower Obligations of each Canadian Borrower guaranteed by it hereunder until the earlier to occur of (i) the first date on which all the Canadian Facility Revolving Credit Loans, any Reimbursement Obligations with respect to Canadian Facility Letters of Credit, all other Borrower Obligations then due and owing, are paid in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments are terminated or (ii) the sale or other disposition of all of the Capital Stock of such Guarantor (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the Credit Agreement.

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

2.2 No Subrogation.

Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Canadian Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Canadian Agent or any other Secured Party against any Canadian Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Canadian Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Canadian Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Canadian Agent and the other Secured Parties by the Canadian Borrowers on account of the Borrower Obligations are paid in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in cash or any Canadian Facility Letter of Credit shall remain outstanding (and shall not have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) or any of the Commitments shall remain in effect, such amount shall be held by such Guarantor in trust for the Canadian Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Canadian Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Canadian Agent, if required), to be held as collateral security for all of the Borrower Obligations (whether matured or unmatured) guaranteed by such Guarantor and/or then or at any time thereafter may be applied against any Borrower Obligations, whether matured or unmatured, in such order as the Canadian Agent may determine.

2.3 Amendments, etc. with respect to the Obligations.

To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Canadian Collateral Agent, the Canadian Agent or any other Secured Party may be rescinded by the Canadian Collateral Agent, the Canadian Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Canadian Collateral Agent, the Canadian Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Canadian Collateral Agent or the Canadian Agent (or the Required Lenders or the applicable Lenders(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Canadian Collateral Agent, the

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Canadian Agent or any other Secured Party for the payment of any of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. None of the Canadian Collateral Agent, the Canadian Agent and each other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

2.4 Guarantee Absolute and Unconditional.

Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Canadian Collateral Agent, the Canadian Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Borrower Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Canadian Borrowers and any of the Guarantors, on the one hand, and Canadian Collateral Agent, the Canadian Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon any Canadian Borrower or any of the other Guarantors with respect to any of the Borrower Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any suit for breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Canadian Collateral Agent, the Canadian Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any of the Canadian Borrowers against the Canadian Collateral Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Obligations, (d) any exchange, taking, or release of Security Collateral, (e) any change in the structure or existence of any of the Canadian Borrowers, (f) any application of Security Collateral to any of the Obligations, (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the Canadian Collateral Agent, the Canadian Agent or any other Secured Party with respect thereto, including, without limitation: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives any Canadian Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Borrower Obligations guaranteed by it hereunder) (with or without notice to or knowledge of any of the Borrowers or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Canadian Borrowers for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Canadian Collateral Agent, the Canadian Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the Canadian Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by the Canadian Collateral Agent, Canadian Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Canadian Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the Canadian Borrowers, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Canadian Collateral Agent, Canadian Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5 Reinstatement.

This Guarantee shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Canadian Borrower for liquidation or reorganization, should any Canadian Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Canadian Borrower’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference, reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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2.6 Payments.

Each Guarantor hereby guarantees that payments hereunder will be paid to the Canadian Agent without set-off or counterclaim, in Canadian Dollars (or in the case of any amount required to be paid in any other currency pursuant to the requirements of the Credit Agreement or other agreement relating to the respective Obligations, such other currency), at the Canadian Agent’s office specified in subsection 11.2 of the Credit Agreement or such other address as may be designated in writing by the Canadian Agent to such Guarantor from time to time in accordance with subsection 11.2 of the Credit Agreement.

SECTION 3 GRANT OF SECURITY INTEREST

3.1 Grant.

Each Grantor hereby assigns, grants, hypothecates and pledges, subject to existing licenses to use the Copyrights, Patents, Trade-marks, Industrial Designs and Trade Secrets granted by such Grantor in the ordinary course of business, to the Canadian Collateral Agent, for the rateable benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except as provided in subsection 3.3. The term “Collateral”, as to any Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 3.3:

(a) all Accounts;

(b) all Money (including all cash);

(c) all Cash Equivalents;

(d) all Chattel Paper;

(e) all Contracts;

(f) all demand, time, savings, passbook or similar account maintained with a bank (collectively, the “Deposit Accounts”) (including DDAs);

(g) all Documents of Title;

(h) all Equipment;

(i) all Intangibles;

(j) all Instruments;

(k) all Intellectual Property;

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(l) all Inventory;

(m) all Securities;

(n) all Fixtures;

(o) all books and records pertaining to any of the foregoing;

(p) the Collateral Proceeds Account; and

(q) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, in the case of each Grantor, Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral.

3.2 Pledged Collateral.

Each Granting Party that is a Pledgor, hereby grants to the Canadian Collateral Agent, for the rateable benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in subsection 3.3.

3.3 Certain Limited Exceptions.

No security interest is or will be granted pursuant hereto in any right, title or interest of any Granting Party under or in (collectively, the “Excluded Assets”):

(a) any Instruments, Contracts, Chattel Paper, Intangibles, Copyright Licenses, Patent Licenses, Trade-mark Licenses, Trade Secrets Licenses, Industrial Design Licenses or other contracts or agreements with or issued by Persons other than Holdings, a Subsidiary of Holdings or an Affiliate thereof, (collectively, “Restrictive Agreements”) that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the PPSA or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);

(b) any Equipment or other property that would otherwise be included in the Security Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Security Collateral) if such Equipment or other property is subject to a Lien (x) described in clause (h) of the definition of “Permitted Liens” in the Credit Agreement or (y) subsection 7.3(h) or 7.3(o) (with respect to a Lien described in subsection 7.3(h) of the Term Loan Agreement (only for so long as such Liens are in place));

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(c) any property that would otherwise be included in the Security Collateral (and such property shall not be deemed to constitute a part of the Security Collateral) if such property has been sold or otherwise transferred in connection with (x) a Sale and Leaseback Transaction the proceeds of which are applied as, if and to the extent required in accordance with Section 4.4(b) of the Credit Agreement or (y) an Exempt Sale and Leaseback Transaction provided that, notwithstanding the foregoing, the security interest of the Canadian Collateral Agent shall attach to any money, securities or other consideration received by any Grantor as consideration for the sale or other disposition of such property as and to the extent such consideration would otherwise constitute Collateral;

(d) any Money, cash, cheques, other negotiable instrument, funds and other evidence of payment held in any Deposit Account of the Parent Borrower or any of its Subsidiaries in the nature of security deposit with respect to obligations for the benefit of such Parent Borrower or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to Contractual Obligations;

(e) notwithstanding the grant of security interest made by the Grantors in favour of the Canadian Collateral Agent, for the rateable benefit of the Secured Parties, of all of its Pledged Stock, any Grantor that controls any interest (for the purposes of this Section 3.3(e), “ULC Interests”) in any unlimited liability company (for the purposes of this Section 3.3(e), a “ULC”) pledged hereunder shall remain registered as the sole registered and beneficial owner of such ULC Interests and will remain as registered and beneficial owner until such time as such ULC Interests are effectively transferred into the name of the Canadian Collateral Agent or any other person on the books and records of such ULC. Nothing in this Agreement is intended to or shall constitute the Canadian Collateral Agent or any person as a shareholder or member of any ULC until such time as notice is given to such ULC and further steps are taken thereunder so as to register the Canadian Collateral Agent or any other person as the holder of the ULC Interests of such ULC. To the extent any provision hereof would have the effect of constituting the Canadian Collateral Agent or any other person as a shareholder or member of a ULC prior to such time, such provision shall be severed therefrom and ineffective with respect to the ULC Interests of such ULC without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Stock which are not ULC Interests. Except upon the exercise of rights to sell or otherwise dispose of ULC Interests following the occurrence and during the continuance of an Event of Default hereunder, no Grantor shall cause or permit, or enable any ULC in which it holds ULC Interests to cause or permit, the Canadian Collateral Agent to: (a) be registered as shareholders or members of such ULC; (b) have any notation entered in its favour in the share register of such ULC; (c) be held out as a shareholder or member of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Canadian Collateral Agent holding a security interest in such ULC; or (e) act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member of such ULC including the right to attend a meeting of, or to vote the shares of, such ULC;

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(f) the Collateral shall not include the last day of the term of any lease or agreement therefor but upon the enforcement of the security interest granted hereby in the Collateral, the Grantors or any of them shall stand possessed of such last day in trust to assign the same to any person acquiring such term;

(g) the term “Goods” when used in this Agreement shall not include “consumer goods” of any Grantor as that term is defined in the PPSA;

(h) notwithstanding Section 3.1, any Grantor’s grant of security in Trade-marks (as defined in the Trade-marks Act (Canada)) under this Agreement shall be limited to a grant by such Grantor of a security interest in all of such Grantor’s right, title and interest in such Trade-marks;

(i) each Grantor and the Canadian Collateral Agent hereby acknowledge that (a) value has been given in respect of the security interests granted herein; (b) such Grantor has rights in the Collateral in which it has granted a security interest; and (c) this Agreement constitutes a security agreement as that term is defined in the PPSA; or

(j) if the Collateral is realized upon and the security interest in the Collateral is not sufficient to satisfy all of the Borrower Obligations or Guarantor Obligations, each Grantor acknowledges and agrees that, subject to the provisions of the PPSA, such Grantor shall continue to be liable for any Borrower Obligations or Guarantor Obligations, as applicable, remaining outstanding and the Canadian Collateral Agent shall be entitled to pursue full payment thereof.

SECTION 4 REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Each Guarantor.

To induce the Canadian Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Canadian Facility Lenders to make their respective extensions of credit to the Canadian Borrowers thereunder, each Guarantor hereby represents and warrants to the Canadian Collateral Agent and each other Secured Party that the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Canadian Collateral Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Parent Borrower knowledge shall, for the purposes of this subsection 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2 Representations and Warranties of Each Grantor.

To induce the Canadian Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Canadian Facility Lenders to make their respective extensions of credit to the Canadian Borrowers thereunder, each Grantor hereby represents and warrants to the Canadian Collateral Agent and each other Secured Party that, in each case after giving effect to the Transactions:

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4.2.1 Title; No Other Liens. Except for the security interests granted to the Canadian Collateral Agent for the rateable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Credit Agreement (including, without limitation, Liens described in the definition of “Permitted Liens” in the Credit Agreement), such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens. Except as set forth on Schedule 3, no currently effective financing statement or other similar public notice with respect to all or any part of such Grantor’s Collateral is on file or of record in any public office, except such as have been filed in favour of the Canadian Collateral Agent for the rateable benefit of the Secured Parties pursuant to this Agreement as are permitted by the Credit Agreement (including, without limitation, in respect of Liens described in the definition of “Permitted Liens” in the Credit Agreement) or any other Loan Document or for which financing change statements or discharges will be delivered on the Closing Date.

4.2.2 Perfected First Priority Liens. (a) This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Security Collateral in favour of the Canadian Collateral Agent for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b) Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights in favour of the Canadian federal, provincial or territorial government as required by law (if any), upon the completion of the Filings and, with respect to Instruments, Chattel Paper and Documents of Title upon the earlier of such Filing or the delivery to and continuing possession by the Canadian Collateral Agent of all Instruments, Chattel Paper and Documents of Title, a security interest in which is perfected by possession, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Security Collateral in favour of the Canadian Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Canadian Collateral Agent or the recording of other applicable documents in the Canadian Intellectual Property Office may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this subsection 4.2.2(b), the following terms shall have the following meanings:

“Filings”: the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in Schedule 3 and (iii) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

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“Financing Statements”: the financing statements delivered to the Canadian Collateral Agent by such Grantor on the Closing Date for filing in the jurisdictions listed in Schedule 3.

“Ordinary Course Transferees”: (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business, (ii) with respect to intangibles only, licensees in the ordinary course of business, and (iii) any other Person who is entitled to take free of the Lien.

“Permitted Liens”: Liens permitted pursuant to the Credit Documents, including, without limitation, Liens described in the definition of “Permitted Liens” in the Credit Agreement.

“Specified Assets”: the following property and assets of such Grantor:

1.	Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the PPSA or by the filing and acceptance thereof in the Canadian Intellectual Property Office (b) non-Canadian Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs or Industrial Design Licenses) or (c) such Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licenses are not, individually or in the aggregate, material to the business of any Canadian Borrower and its Subsidiaries taken as a whole;

2.	Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that the PPSA is not applicable to the creation or perfection of Liens thereon;

3.	Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of Canada, any province or territory;

4.	goods included in Collateral received by any Person from any Grantor for “sale or return” to the extent of claims of creditors of such Person;

5.	Fixtures;

6.	Proceeds of Accounts or Inventory which do not themselves constitute Collateral or which have not yet been transferred to or deposited in the Collateral Proceeds Account (if any) or to a Blocked Account; and

7.	uncertificated securities to the extent a security interest is not perfected by the filing of a financing statement.

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4.2.3 Jurisdiction of Organization and Locations of Collateral. On the date hereof, such Grantor’s jurisdiction of incorporation or amalgamation, location of its chief executive office, and the locations of its Collateral, are as specified on Schedule 4.

4.2.4 Accounts Receivable. The amounts represented by such Grantor to the Canadian Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor’s Accounts Receivable constituting Security Collateral will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. Unless otherwise indicated in writing to the Canadian Agent, each Account Receivable of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as such Grantor may otherwise advise the Canadian Agent in writing.

4.2.5 Patents, Trade-marks, Copyrights and Industrial Designs. Schedule 5 lists all material Trade-marks, material Copyrights, material Patents and material Industrial Designs, in each case registered in the Canadian Intellectual Property Office and owned by such Grantor in its own name as of the date hereof, and all material Trade-mark Licenses, all material Copyright Licenses, all material Patent Licenses and material Industrial Designs (including, without limitation, material Trade-mark Licenses for registered Trade-marks, all material Copyright Licenses for registered Copyrights, material Patent Licenses for registered Patents and material Industrial Design Licenses for registered Industrial Designs) owned by such Grantor in its own name as of the date hereof.

4.3 Representations and Warranties of Each Pledgor.

To induce the Canadian Collateral Agent, the Canadian Agent and the Lenders to enter into the Credit Agreement and to induce the Canadian Facility Lenders to make their respective extensions of credit to the Canadian Borrowers thereunder, each Pledgor hereby represents and warrants to the Canadian Collateral Agent and each other Secured Party that:

4.3.1 The shares of Pledged Stock pledged by such Pledgor hereunder constitute in the case of shares of a Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Subsidiary owned by such Pledgor.

4.3.2 All the shares of the Pledged Stock pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and non-assessable (or the equivalent, if any, under applicable foreign law).

4.3.3 Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favour of, or claims of, any other Person, except the security interest created by this Agreement and Liens arising by operation of law or permitted by the Credit Agreement.

4.3.4 Upon the delivery to the Canadian Collateral Agent of the certificates evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers

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or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the Canadian Collateral Agent will constitute a valid, perfected first priority security interest in such Pledged Securities to the extent provided in and governed by the PPSA, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3.5 Upon filing of the financing statements listed on Schedule 3 hereto, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority security interest in such Pledged Securities constituting uncertificated securities, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 5 COVENANTS

5.1 Covenants of Each Guarantor.

Each Guarantor covenants and agrees with the Canadian Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Canadian Facility Revolving Credit Loans, any Reimbursement Obligations with respect to Canadian Facility Letters of Credit, and all other Obligations then due and owing, shall have been paid in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments shall have terminated or (ii) as to any Guarantor, the date upon which all the Capital Stock of such Guarantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) in accordance with the terms of the Credit Agreement, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.2 Covenants of Each Grantor.

Each Grantor covenants and agrees with the Canadian Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Canadian Facility Revolving Credit Loans, any Reimbursement Obligations with respect to Canadian Facility Letters of Credit, and all other Obligations then due and owing, shall have been paid in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments shall have terminated or

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(ii) as to any Grantor, the date upon which all the Capital Stock of such Grantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) in accordance with the terms of the Credit Agreement:

5.2.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Canadian Collateral Agent, for the rateable benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the Canadian Collateral Agent, such Instrument or Chattel Paper shall be promptly delivered to the Canadian Collateral Agent duly endorsed in a manner satisfactory to the Canadian Collateral Agent to be held as Collateral pursuant to this Agreement. Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Credit Agreement.

5.2.2 Maintenance of Insurance. Such Grantor will maintain with financially sound and reputable insurance companies insurance on, or self insure, all property material to the business of the Parent Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are consistent with the past practices of the Parent Borrower and its Subsidiaries and otherwise as are usually insured against in the same general area by companies engaged in the same or a similar business; furnish to the Canadian Collateral Agent, upon written request, information in reasonable detail as to the insurance carried; and ensure that at all times the Canadian Collateral Agent for the benefit of the Secured Parties, shall be named as additional insured with respect to liability policies and the Canadian Collateral Agent shall be named as loss payee with respect to the property insurance maintained by such Grantor with respect to such Grantor’s Collateral.

5.2.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labour, materials and supplies) against or with respect to such Grantor’s Collateral, except that no such tax, assessment, charge or levy need be paid or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor.

5.2.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a perfected security interest having at least the priority described in subsection 4.2.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to the Canadian Collateral Agent from time to time statements and schedules further identifying and describing such Grantor’s Collateral and such other reports in connection with such Grantor’s Collateral as the Canadian Collateral Agent may reasonably request in writing, all in reasonable detail.

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

(c) At any time and from time to time, upon the written request of the Canadian Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Canadian Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or financing change statements under the PPSA with respect to the security interests created hereby.

5.2.5 Changes in Name, Jurisdiction of Organization, etc. Such Grantor will not, except upon not less than 30 days’ prior written notice to the Canadian Collateral Agent, change its name or jurisdiction of organization (whether by amalgamation or otherwise) or move any of its Collateral to a new jurisdiction other than disclosed in Schedule 4; provided that, promptly after receiving a written request therefore from the Canadian Collateral Agent, such Grantor shall deliver to the Canadian Collateral Agent all additional financing statements or financing change statement and other documents reasonably requested by the Canadian Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.

5.2.6 Notices. Such Grantor will advise the Canadian Agent promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of such Grantor’s Collateral which would materially adversely affect the ability of the Canadian Collateral Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby.

5.2.7 Pledged Stock. In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Canadian Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.

5.2.8 Accounts Receivable. (a) With respect to the Accounts Receivable constituting Collateral, other than in the ordinary course of business or as permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any of such Grantor’s Accounts Receivable, (ii) compromise or settle any such Account Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account Receivable, (iv) allow any credit or discount whatsoever on any such Account Receivable or (v) amend, supplement or modify any Account Receivable unless such extensions, compromises, settlements, releases, credits or discounts would not reasonably be expected to materially adversely affect the value of the Accounts Receivable constituting Collateral taken as a whole.

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

(b) Such Grantor will deliver to the Canadian Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts Receivable.

5.2.9 Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.

5.2.10 Acquisition of Intellectual Property. Within 90 days after the end of each calendar year, such Grantor will notify the Canadian Collateral Agent of any acquisition by such Grantor of (i) any registration of any material Copyright, Patent, Trade-mark or Industrial Design or (ii) any exclusive rights under a material Copyright License, Patent License, Trade-mark License or Industrial Design License constituting Collateral, and shall take such actions as may be reasonably requested by the Canadian Collateral Agent (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Canadian Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any Copyright, Patent, Trade-mark or Industrial Design constituting Collateral on the date hereof, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate registrations (I) of financing statements under the PPSA and/or (II) in the Canadian Intellectual Property Office.

5.2.11 Protection of Trade Secrets. Such Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.

5.2.12 Grant of License to Use Intellectual Property. For the purpose of enabling the Canadian Collateral Agent to exercise rights and remedies under this Agreement at such time as the Canadian Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Canadian Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Canadian Collateral Agent may be exercised, at the option of the Canadian Collateral Agent, upon the occurrence and during the continuation of an Event of Default, provided that any license, sublicense or other transaction entered into by the Canadian Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

5.2.13 Deposit Accounts; Etc. Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no breach of subsection 4.16 of the Credit Agreement is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

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5.2.14 Protection of Trade-marks. Such Grantor shall not, with respect to any Trade-marks that are material to the business of any Grantor, cease the use of any of such Trade-marks or fail to maintain the level of the quality of products sold and services rendered under any of such Trade-mark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trade-marks use such consistent standards of quality.

5.2.15 Protection of Intellectual Property. Subject to the Credit Agreement, such Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, expire, or become abandoned, or unenforceable.

5.2.16 Assignment of Letter of Credit Rights. In the case of any Letter-of-Credit Rights of any Grantor in any letter of credit exceeding $3,000,000 in value acquired following the Closing Date, such Grantor shall use its commercially reasonable efforts to promptly obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit, pursuant to an agreement in form and substance reasonably satisfactory to the Canadian Agent.

5.3 Covenants of Each Pledgor.

Each Pledgor covenants and agrees with the Canadian Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the Canadian Facility Revolving Credit Loans, any Reimbursement Obligations with respect to Canadian Facility Letters of Credit, and all other Obligations then due and owing, shall have been paid in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments shall have terminated or (ii) as to any Pledgor, all the Capital Stock of such Pledgor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the terms of the Credit Agreement:

5.3.1 Additional Shares. If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock or share dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Canadian Collateral Agent and the other Secured Parties, hold the same in trust for the Canadian Collateral Agent and the other Secured Parties and deliver the same forthwith to the Canadian Collateral Agent (who will hold the same on behalf of the Secured Parties) in the exact form received, duly endorsed by such Pledgor to the Canadian Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Canadian Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 3.3). Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

of the Parent Borrower in accordance with the Credit Agreement) shall be paid over to the Canadian Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favour of the Canadian Collateral Agent, be delivered to the Canadian Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Canadian Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

5.3.2 Maintenance of Pledged Stock. Without the prior written consent of the Canadian Collateral Agent, such Pledgor will not (except as permitted by the Credit Agreement) (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favour of, or any material adverse claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor, the Canadian Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

5.3.3 Pledged Notes. Such Pledgor shall, on the date of this Agreement (or on such later date upon which it becomes a party hereto pursuant to subsection 9.15), deliver to the Canadian Collateral Agent all Pledged Notes then held by such Pledgor (excluding any Pledged Note the principal amount of which does not exceed $3,000,000), endorsed in blank or, at the request of the Canadian Collateral Agent, endorsed to the Canadian Collateral Agent. Furthermore, within ten Business Days after any Pledgor obtains a Pledged Note with a principal amount in excess of $3,000,000, such Pledgor shall cause such Pledged Note to be delivered to the Canadian Collateral Agent, endorsed in blank or, at the request of the Canadian Collateral Agent, endorsed to the Canadian Collateral Agent.

5.3.4 Maintenance of Security Interest. Such Pledgor shall maintain the security interest created by this Agreement in such Pledgor’s Pledged Collateral as a perfected security interest having at least the priority described in subsection 4.3.4 or 4.3.5, as applicable, and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Canadian Collateral Agent and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Canadian Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor.

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SECTION 6 REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Accounts.

(a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Canadian Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Canadian Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Canadian Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public or chartered accountants or others reasonably satisfactory to the Canadian Collateral Agent to furnish to the Canadian Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.

(b) The Canadian Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts Receivable constituting Collateral and the Canadian Collateral Agent may curtail or terminate said authority at any time, without limiting the Canadian Collateral Agent’s rights under subsection 4.16 of the Credit Agreement, after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement. If required by the Canadian Collateral Agent at any time without limiting the Canadian Collateral Agent’s rights under subsection 4.16 of the Credit Agreement, after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, any Proceeds constituting payments or other cash proceeds of Accounts Receivables constituting Collateral, when collected by such Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by such Grantor) deposited in, or otherwise transferred by such Grantor to, the Collateral Proceeds Account, subject to withdrawal by the Canadian Collateral Agent for the account of the Secured Parties only as provided in subsection 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Canadian Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. All Proceeds constituting collections or other cash proceeds of Accounts Receivable constituting Collateral while held by the Collateral Account Bank (or by any Grantor in trust for the benefit of the Canadian Collateral Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default specified in subsection 9(a) of the Credit Agreement has occurred and is continuing, at the Canadian Collateral Agent’s election, each of the Canadian Agent and the Canadian Collateral Agent may apply all or any part of the funds on deposit in the Collateral Proceeds Account established by the relevant Grantor to the payment of the Obligations of such Grantor then due and owing, such application to be made as set forth in subsection 6.5 hereof. So long as no Event of Default has occurred and is continuing, the funds on deposit in the Collateral Proceeds Account shall be remitted as provided in subsection 6.1(d) hereof.

(c) At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, at the Canadian Collateral Agent’s request, each Grantor shall deliver to the Canadian Collateral Agent

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copies or, if required by the Canadian Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions which gave rise to such Grantor’s Accounts Receivable constituting Collateral, including, without limitation, all statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.

(d) So long as no Event of Default has occurred and is continuing, the Canadian Collateral Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor’s Collateral Proceeds Account to such Grantor’s General Fund Account or such other Account designated by such Grantor maintained in compliance with the provisions of subsection 4.16 of the Credit Agreement. In the event that an Event of Default has occurred and is continuing, the Canadian Collateral Agent and the Grantors agree that the Canadian Collateral Agent, at its option, may require that each Collateral Proceeds Account and the General Fund Account of each Grantor be established at the Canadian Collateral Agent. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) The Canadian Collateral Agent, in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Canadian Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.

(b) Upon the request of the Canadian Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, each Grantor shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Canadian Collateral Agent, for the rateable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Canadian Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Canadian Collateral Agent, the Canadian Agent or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Canadian Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Canadian Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

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6.3 Pledged Stock.

(a) Unless an Event of Default shall have occurred and be continuing and the Canadian Collateral Agent shall have given notice to the relevant Pledgor of the Canadian Collateral Agent’s intent to exercise its corresponding rights pursuant to subsection 6.3(b), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the last two sentences of subsection 5.3.1 of this Agreement) and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Credit Agreement) which, in the Canadian Collateral Agent’s reasonable judgment, would materially impair the Pledged Stock or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Canadian Collateral Agent shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Canadian Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor in such order as is provided in subsection 6.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the Canadian Collateral Agent or its nominee, and the Canadian Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the Canadian Collateral Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Canadian Collateral Agent may reasonably determine), all without liability (other than for its gross negligence or wilful misconduct) except to account for property actually received by it, but the Canadian Collateral Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Canadian Collateral Agent shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 6.6 other than in accordance with subsection 6.6.

(c) Each Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Canadian Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any

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other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Canadian Collateral Agent.

6.4 Proceeds to be Turned Over to the Canadian Collateral Agent.

In addition to the rights of the Canadian Collateral Agent and the other Secured Parties specified in subsection 6.1 with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the Canadian Collateral Agent shall have instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, cheques and other Cash Equivalent items shall be held by such Grantor in trust for the Canadian Collateral Agent and the other Secured Parties hereto, or as applicable, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Canadian Collateral Agent (or its agents appointed for purposes of perfection) in the exact form received by such Grantor (duly endorsed by such Grantor to the Canadian Collateral Agent if required). All Proceeds received by the Canadian Collateral Agent hereunder shall be held by the Canadian Collateral Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds while held by the Canadian Collateral Agent in such Collateral Proceeds Account (or by the relevant Grantor in trust for the Canadian Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in subsection 6.5.

6.5 Application of Proceeds.

It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party’s Collateral (as defined in the Credit Agreement) received by the Canadian Collateral Agent (whether from the relevant Granting Party or otherwise) shall be held by the Canadian Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Canadian Collateral Agent, be applied by the Canadian Collateral Agent against the Obligations of the relevant Granting Party then due and owing in the order of priority set forth in the Credit Agreement.

6.6 PPSA and Other Remedies.

(a) If an Event of Default shall occur and be continuing, the Canadian Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the Credit Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and the PPSA and under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Canadian Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived),

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may in such circumstances, forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Canadian Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Canadian Collateral Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Granting Party, which right or equity is hereby waived and released. Each Granting Party further agrees, at the Canadian Collateral Agent’s request, to assemble the Security Collateral and make it available to the Canadian Collateral Agent at places which the Canadian Collateral Agent shall reasonably select, whether at such Granting Party’s premises or elsewhere. The Canadian Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Canadian Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable legal fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party then due and owing, in the order of priority specified in subsection 6.5 above, and only after such application and after the payment by the Canadian Collateral Agent of any other amount required by any provision of law, need the Canadian Collateral Agent account for the surplus, if any, to such Granting Party. To the extent permitted by applicable law, (i) such Granting Party waives all claims, damages and demands it may acquire against the Canadian Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or wilful misconduct of any of the Canadian Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) The Canadian Collateral Agent may appoint, remove or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of any Grantor or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of such Collateral (including any interest, income or profits therefrom). Any such Receiver shall, to the extent permitted by applicable law, be deemed the agent of such Grantor and not of the Canadian Collateral Agent, and the Canadian Collateral Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing it, any such Receiver shall (i) have such powers as have been granted to the Canadian Collateral Agent under this Section 6 and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Canadian Collateral Agent under this Section 6, which powers shall include, but are not limited to, the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of such Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral.

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including any Grantor, enter upon, use and occupy all premises owned or occupied by such Grantor wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on such Grantor’s business or as security for loans or advances to enable the Receiver to carry on such Grantor’s business or otherwise, as such Receiver shall, in its reasonable discretion, determine. Except as may be otherwise directed by the Canadian Collateral Agent, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Canadian Collateral Agent and any surplus shall be applied in accordance with applicable law. Every such Receiver may, in the discretion of the Canadian Collateral Agent, be vested with, in addition to the rights set out herein, all or any of the rights and powers of the Canadian Agent, the Canadian Collateral Agent described in the Credit Agreement, the PPSA, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-Up and Restructuring Act (Canada).

6.7 Registration Rights.

(a) If the Canadian Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 6.6, and if in the reasonable opinion of the Canadian Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of applicable securities legislation, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Canadian Collateral Agent necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the applicable securities legislation, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Canadian Collateral Agent are necessary or advisable, all in conformity with the requirements of applicable securities legislation and the rules and regulations of any applicable securities commission or regulation applicable thereto. Such Pledgor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities laws of any and all provinces and territories that the Canadian Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, any statements (which need not be audited) that will satisfy the provisions of applicable securities legislation.

(b) Such Pledgor recognizes that the Canadian Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in applicable securities legislation or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favourable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

deemed to have been made in a commercially reasonable manner. The Canadian Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under applicable securities legislation, even if such Issuer would agree to do so.

(c) Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.7 will cause irreparable injury to the Canadian Collateral Agent and the Lenders, that the Canadian Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

6.8 Waiver; Deficiency.

Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full, the Canadian Facility Revolving Credit Loans, Reimbursement Obligations constituting Obligations of such Granting Party and, to the extent then due and owing, all other Obligations of such Granting Party and the reasonable fees and disbursements of any legal counsel employed by the Canadian Collateral Agent or any other Secured Party to collect such deficiency.

SECTION 7 THE CANADIAN COLLATERAL AGENT

7.1 Canadian Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Granting Party hereby irrevocably constitutes and appoints the Canadian Collateral Agent or any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Canadian Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) each Pledgor hereby gives the Canadian Collateral Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in subsection 6.6(a) or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral, and (y) each Grantor hereby gives the Canadian Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

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(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Canadian Collateral Agent for the purpose of collecting any and all such moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;

(ii) in the case of any Copyright, Patent, Trade-mark, or Industrial Design constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Canadian Collateral Agent may reasonably request to such Grantor to evidence the Canadian Collateral Agent’s and the Lenders’ security interest in such Copyright, Patent, Trade-mark or Industrial Design and the goodwill and intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents, levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

(iv) (A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Canadian Collateral Agent or as the Canadian Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Canadian Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent, Trade-mark or Industrial Design constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent, Trade-mark or Industrial Design pertains), for such term or terms, on such conditions, and in such manner, as the Canadian Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Canadian Collateral Agent were the absolute owner thereof for all purposes, and do, at the Canadian Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Canadian Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Canadian Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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(b) The reasonable expenses of the Canadian Collateral Agent incurred in connection with actions undertaken as provided in this subsection 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans that are Revolving Credit Loans under the Credit Agreement, from the date of payment by the Canadian Collateral Agent to the date reimbursed by the relevant Granting Party, shall be payable by such Granting Party to the Canadian Collateral Agent on demand.

(c) Each Granting Party hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.

7.2 Duty of Canadian Collateral Agent.

The Canadian Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, shall be to deal with it in the same manner as the Canadian Collateral Agent deals with similar property for its own account. None of the Canadian Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the Canadian Collateral Agent and the other Secured Parties hereunder are solely to protect the Canadian Collateral Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the Canadian Collateral Agent or any other Secured Party to exercise any such powers. The Canadian Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or wilful misconduct.

7.3 Financing Statements.

Pursuant to any applicable law, each Granting Party authorizes the Canadian Collateral Agent to file or record financing statements, financing change statements and other filing or recording documents or instruments with respect to such Granting Party’s Security Collateral without the signature of such Granting Party in such form and in such offices as the Canadian Collateral Agent reasonably determines appropriate to perfect the security interests of the Canadian Collateral Agent under this Agreement. Each Granting Party authorizes the Canadian Collateral Agent to use any collateral description reasonably determined by the Canadian Collateral Agent, including, without limitation, the collateral description “all personal property” or “all assets” in any such financing statements or financing change statements. The Collateral Agent agrees to use its commercially reasonable efforts to notify the relevant Granting Party of any financing or continuation statement filed by it, provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.

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7.4 Authority of Canadian Collateral Agent.

Each Granting Party acknowledges that the rights and responsibilities of the Canadian Collateral Agent under this Agreement with respect to any action taken by the Canadian Collateral Agent or the exercise or non-exercise by the Canadian Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Canadian Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Canadian Collateral Agent and the Granting Parties, the Canadian Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5 Right of Inspection.

Upon reasonable written advance notice to any Grantor and as often as may reasonably be desired, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Canadian Collateral Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor, and the Canadian Collateral Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Canadian Collateral Agent at such Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Canadian Collateral Agent and its representatives shall also have the right, upon reasonable advance written notice to such Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by such Grantor where any of such Grantor’s Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

SECTION 8 NON-LENDER SECURED PARTIES

8.1 Rights to Collateral.

(a) The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Credit Agreement), including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notice account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Guarantor under this Agreement or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of

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Holdings or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy Case which is provided by one or more Lenders among others; (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders seeking on an equal and rateable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

(b) Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Canadian Collateral Agent and the Canadian Facility Lenders, with the consent of the Canadian Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the PPSA of any applicable jurisdiction. The Non-Lender Secured Parties hereby agree by their acceptance of the benefits of this Agreement and the other Security Documents not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holdings or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

(c) Notwithstanding any provision of this subsection 8.1, the Non-Lender Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties.

(d) Each Non-Lender Secured Party, by its acceptance of the benefit of this Agreement, agrees that the Canadian Collateral Agent and the Canadian Facility Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Borrower Obligations and/or the Guarantor Obligations, and may release any Guarantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

8.2 Appointment of Agent.

Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the

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Canadian Collateral Agent as agent under the Credit Agreement (and all officers, employees or agents designated by the Canadian Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Canadian Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the Canadian Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the Canadian Collateral Agent has appointed the Canadian Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.

8.3 Waiver of Claims.

To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the Canadian Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Canadian Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b) above), except for any such action or failure to act which constitutes wilful misconduct or gross negligence of such Person. None of the Canadian Collateral Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings, any Subsidiary of Holdings, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes wilful misconduct or gross negligence of such Person.

SECTION 9 MISCELLANEOUS

9.1 Amendments in Writing.

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Granting Party and the Canadian Collateral Agent, provided that (a) any provision of this Agreement imposing obligations on any Granting Party may be waived by the Canadian Collateral Agent in a written instrument executed by the Canadian Collateral Agent and (b) notwithstanding anything to the contrary in subsection 11.1 of the Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of “Secured Party” or subsection 6.5 if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party.

9.2 Notices.

All notices, requests and demands to or upon the Canadian Collateral Agent or any Granting Party hereunder shall be effected in the manner provided for in subsection 11.2 of the

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Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, unless and until such Guarantor shall change such address by notice to the Canadian Collateral Agent and the Canadian Agent given in accordance with subsection 11.2 of the Credit Agreement.

9.3 No Waiver by Course of Conduct; Cumulative Remedies.

None of the Canadian Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Canadian Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Canadian Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Canadian Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4 Enforcement Expenses; Indemnification.

(a) Each Guarantor jointly and severally agrees to pay or reimburse each Secured Party and the Canadian Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against any Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured Parties, the Canadian Collateral Agent and the Canadian Agent.

(b) Each Grantor jointly and severally agrees to pay, and to save the Canadian Collateral Agent, the Canadian Agent and the other Secured Parties harmless from, (x) any and all liabilities, costs, losses and expenses of whatever kind with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Parent Borrower would be required to do so pursuant to subsection 11.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or wilful misconduct of the Canadian Collateral Agent or any other Secured Party.

(c) The agreements in this subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

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9.5 Successors and Assigns.

This Agreement shall be binding upon and shall enure to the benefit of the Granting Parties, the Canadian Collateral Agent and the Secured Parties and their respective successors and assigns; provided that no Granting Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Canadian Collateral Agent.

9.6 Set-Off.

Each Guarantor hereby irrevocably authorizes each of the Canadian Agent and the Canadian Collateral Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or any of the Borrowers, any such notice being expressly waived by each Guarantor and by each Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under subsection 9(a) of the Credit Agreement so long as any amount remains unpaid after it becomes due and payable by such Guarantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final) (other than the Collateral Proceeds Account), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Canadian Collateral Agent , the Canadian Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Canadian Collateral Agent, the Canadian Agent or such other Secured Party may elect. The Canadian Collateral Agent, the Canadian Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Canadian Collateral Agent, the Canadian Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Canadian Collateral Agent, the Canadian Agent and each other Secured Party under this subsection 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Canadian Collateral Agent, the Canadian Agent or such other Secured Party may have.

9.7 Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.8 Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”)

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and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

9.9 Section Headings.

The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10 Integration.

This Agreement and the other Loan Documents represent the entire agreement of the Granting Parties, the Canadian Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the Canadian Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11 GOVERNING LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

9.12 Submission to Jurisdiction; Waivers.

Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the Province of Ontario;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 9.2 or at such other address of which the Canadian Collateral Agent and the Canadian Agent (in the case of any other party hereto) or the Parent Borrower (in the case of the Canadian Collateral Agent and the Canadian Agent) shall have been notified pursuant thereto;

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any punitive damages.

9.13 Acknowledgments.

Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) none of the Canadian Collateral Agent, the Canadian Agent or any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Canadian Collateral Agent, the Canadian Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

9.14 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15 Additional Granting Parties.

Each new Subsidiary of the Parent Borrower that is required to become a party to this Agreement pursuant to subsection 7.9(c) of the Credit Agreement shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 2 hereto. Each existing Granting Party that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the Parent Borrower pursuant to subsection 7.9(b) or (c) of the Credit Agreement shall become a Pledgor with respect thereto upon execution and delivery by such Granting Party of a Supplemental Agreement substantially in the form of Annex 2 hereto.

9.16 Releases.

(a) At such time as the Canadian Facility Revolving Credit Loans, the Reimbursement Obligations with respect to Canadian Facility Letters of Credit and the other Obligations (other than any Obligations owing to a Non-Lender Secured Party in respect of the

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

provision of cash management services) then due and owing shall have been paid in full, the Commitments have been terminated and no Canadian Facility Letters of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender), all Security Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Canadian Collateral Agent and each Granting Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Granting Parties. At the request and sole expense of any Granting Party following any such termination, the Canadian Collateral Agent shall deliver to such Granting Party any Security Collateral held by the Canadian Collateral Agent hereunder, and execute and deliver to such Granting Party such documents (including without limitation, PPSA financing change statements and discharges) as such Granting Party shall reasonably request to evidence such termination.

(b) In connection with any sale or other disposition of Security Collateral permitted by the Credit Agreement (other than any sale or disposition to another Grantor), the Lien pursuant to this Agreement on such sold or disposed of Security Collateral shall be automatically released. In connection with the sale or other disposition of all of the Capital Stock of any Guarantor (other than to Holdings, the Parent Borrower or a Subsidiary of either) or the sale or other disposition of Security Collateral (other than a sale or disposition to another Grantor) permitted under the Credit Agreement, the Canadian Collateral Agent shall, upon receipt from the Parent Borrower of a written request for the release of such Guarantor from its Guarantee or the release of the Security Collateral subject to such sale or other disposition, identifying such Guarantor or the relevant Security Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Parent Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, execute and deliver to the relevant Granting Party (at the sole cost and expense of such Granting Party) all releases or other documents (including without limitation, PPSA financing change statements or discharges) necessary or reasonably desirable for the release of such Guarantee or the Liens created hereby on such Security Collateral, as applicable, as such Granting Party may reasonably request.

9.17 Judgment Currency.

(a) The obligations of any Grantor hereunder and under the other Loan Documents to make payments in Dollars or in Canadian Dollars, as the case may be (for the purposes of this Section 9.17, the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Canadian Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Canadian Collateral Agent or a Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Grantor or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (for the purposes of this Section 9.17, such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange prevailing, in each case,

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

as of the date immediately preceding the day on which the judgment is given (for the purposes of this Section 9.17, such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Grantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

9.18 Attachment of Security Interest.

The security interest created hereby is intended to attach, in respect of Collateral or Pledged Collateral, as applicable, in which any Granting Party has rights at the time this Agreement is signed by such Granting Party and delivered to the Canadian Collateral Agent and, in respect of Collateral or Pledged Collateral, as applicable, in which any Granting Party subsequently acquires rights, at the time such Granting Party subsequently acquires such rights. The Granting Parties acknowledge and confirm that the Canadian Collateral Agent and the Lenders have given value to the Granting Parties.

9.19 Copy of Agreement; Verification Statement.

The Grantors hereby acknowledge receipt of a signed copy of this Agreement and hereby waive the requirement to be provided with a copy of any verification statement issued in respect of a financing statement or financing change statement filed under the PPSA in connection with this Agreement to perfect the security interest created herein.

9.20 Amalgamation.

Each Granting Party acknowledges and agrees that, in the event it amalgamates with any other company or companies, it is the intention of the parties hereto that the term “Grantor” or “Pledgor”, as the case may be, when used herein, shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the lien granted hereby:

(a) shall extend to Collateral (or in the case of a Pledgor, Pledged Collateral) owned by each of the amalgamating corporations and the amalgamated corporations at the time of amalgamation and to any Collateral (or in the case of a Pledgor, Pledged Collateral) thereafter owned or acquired by the amalgamated corporation, and

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

(b) shall secure all Obligations of each of the amalgamating corporations and the amalgamated corporations to the Canadian Collateral Agent and the Secured Parties at the time of amalgamation and all Obligations of the amalgamated corporation to the Canadian Collateral Agent and the Secured Parties thereafter arising. The Lien shall attach to all Collateral (or in the case of a Pledgor, Pledged Collateral) owned by each corporation amalgamating with Granting Party, and by the amalgamated corporation, at the time of the amalgamation, and shall attach to all Collateral (or in the case of a Pledgor, Pledged Collateral) thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.

9.21 Joint and Several Liability.

The obligations of the Guarantors hereunder shall be joint and several and, as such, each Guarantor shall be liable for all of the Obligations of the other Guarantor under this Agreement. Subject to the immediately preceding sentence, the liability of each Guarantors for the obligations of the other applicable Guarantor under this Agreement shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by such other applicable Guarantor or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such other applicable Guarantor or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such other applicable Guarantor for the obligations hereunder, or of such Guarantor under this Section, in bankruptcy or in any other instance.

9.22 Language.

The parties hereto confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires conferment leur volonté que la présente convention, de même que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.

9.23 No Implicit Subordination.

The inclusion of reference to Permitted Liens in this Agreement or any other Loan Document is not intended to subordinate and shall not subordinate, and shall not be interpreted as subordinating, any Lien created by this Agreement or any of the other Loan Documents to any Permitted Lien.

9.24 Taxes

Each Granting Party hereby agrees that all payments made by it under this Agreement shall be made in accordance with Section 4.11 of the Credit Agreement, which is hereby incorporated herein by reference, read as to apply to each Granting Party and payments made under this Agreement.

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CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

SALLY BEAUTY (CANADA) CORPORATION

By:	/s/ Raal Roos
Name:	Raal Roos
Title:	Secretary

BEAUTY SYSTEMS GROUP (CANADA), INC.

By:	/s/ Raal Roos
Name:	Raal Roos
Title:	Vice President and Secretary

SALLY BEAUTY CANADA HOLDINGS INC.

By:	/s/ Raal Roos
Name:	Raal Roos
Title:	Secretary

Acknowledged and Agreed to as of the date hereof by:

MERRILL LYNCH CAPITAL CANADA INC., as Canadian Agent and Canadian Collateral Agent

By:	/s/ Jacquie Alexander
Name:	Jacquie Alexander
Title:	Authorized Signatory

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT